UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 29, 2011, Wells Core Office Income Operating Partnership, LP (“Wells OP”), the operating partnership of Wells Core Office Income REIT, Inc. (which may be referred to herein as the "Registrant," "we," "our" or "us") entered into an amended and restated credit facility (the “Amended Credit Facility”) with the various lenders named therein (the “Lenders”), Regions Capital Markets and U.S. Bank Loan Capital Markets, as joint lead arrangers and joint bookrunners (the “Arrangers”), Regions Bank, as administrative agent (“Regions”), and U.S. Bank National Association, as syndication agent (“U.S. Bank”). The Amended Credit Facility amends and restates in its entirety the credit facility, dated as of November 19, 2010, by and between Wells OP, Regions and U.S. Bank, as lenders, and Regions, as administrative agent.
Under the Amended Credit Facility, we may borrow up to $300 million (the “Facility Amount”), subject to availability as described below. We also have the right to increase the Facility Amount by an aggregate of $100 million to a total facility amount of $400 million provided that no default has occurred. The Amended Credit Facility also includes a standby letter of credit facility with an initial $25 million sublimit and a swingline facility with an initial $30 million sublimit, in each case subject to availability. Aggregate advances, letters of credit or swingline loans outstanding at any time under the Amended Credit Facility are subject to availability equal to the lesser of (1) the Facility Amount, (2) 60% multiplied by the value of the properties used to secure the Amended Credit Facility, or (3) an amount which would produce a minimum implied debt service coverage ratio of 1.45 to 1.00 based on a 30-year amortization schedule and an interest rate equal to the greater of (a) the ten-year Treasury Rate plus 2.50% or (b) 8.00%. Draws under the Amended Credit Facility will be secured by properties directly owned by our subsidiaries which we have elected to add to the borrowing base. The proceeds of the Amended Credit Facility may be used by us to acquire properties and for working capital, capital expenditures and other general corporate purposes.
The entire unpaid principal balance of all borrowings under the Amended Credit Facility and all accrued and unpaid interest thereon will be due and payable in full on November 19, 2013, which date may be extended to November 19, 2014 subject to satisfaction of certain conditions (including Wells OP having a tangible net worth of at least $400 million) and payment of an extension fee equal to 0.25% of the amount committed under the Amended Credit Facility. We may borrow under the Amended Credit Facility at rates equal to (1) LIBOR plus the applicable LIBOR Margin (the “LIBOR Rate”) or (2) the greater of (a) the prime rate announced by Regions, (b) the Federal Funds Effective Rate plus 0.50% or (c) the 30-day LIBOR (adjusted daily) plus 1.00%, plus the applicable base rate margin (the “Base Rate”). The applicable LIBOR margin may vary from 2.75% to 3.50% and the applicable base rate margin may vary from 1.75% to 2.50% based on our then current leverage ratio. In the event that our tangible net worth exceeds $200 million, the applicable LIBOR margin may vary from 2.50% to 3.25% and the applicable base rate margin may vary from 1.50% to 2.25% based on our then current leverage ratio. All swingline loans issued under the Amended Credit Facility will bear interest at the Base Rate. We generally will be required to make interest-only payments. We also may prepay the Amended Credit Facility in whole or in part at any time without penalty, subject to reimbursement of any breakage and redeployment costs incurred by lenders in the case of prepayment of LIBOR borrowings.

We are required to pay a fee on the unused portion of the Amended Credit Facility in an amount equal to the average daily unused amount of the Amended Credit Facility multiplied by a rate per annum equal to (1) 0.50% if we utilize 50% or less of the Facility Amount or (2) 0.35% if we utilize more than 50% of the Facility Amount, payable quarterly in arrears. We will also pay a fee at a rate per annum equal to the applicable LIBOR margin for LIBOR-based loans on the maximum amount available to be drawn under each letter of credit that is issued and outstanding, payable quarterly in arrears. Additionally, we must pay Regions a one-time fronting fee equal to the greater of (1) $1,500 or (2) 0.125% on the stated amount of each letter of credit issued pursuant to the Amended Credit Facility, payable at the time of issuance. Wells OP's obligations with respect to the Amended Credit Facility are guaranteed by us and by certain material subsidiaries of Wells OP, as defined in the Amended Credit Facility, pursuant to the terms of an amended and restated guaranty dated as of June 29, 2011 (the “Guaranty”).
The Amended Credit Facility contains, among others, the following restrictive covenants:

•	The ratio of our total indebtedness to the total value of our assets, as both are defined in the Amended Credit Facility, may not exceed 0.60 to 1.00.

•
Our amount of secured debt, excluding the Amended Credit Facility and non-recourse debt, may not exceed 5% of our consolidated tangible assets for so long as our consolidated tangible assets are less than $200 million in value. Thereafter, the limit will be increased to 10%.

•	Beginning June 30, 2011, the ratio of our adjusted EBITDA to our fixed charges, including preferred dividends, shall not be less than 1.75 to 1.00.

•
As of December 31, 2011, our tangible net worth may not be less than $110 million. At any time from January 1, 2012 to but excluding December 31, 2012, our tangible net worth may not be less than the sum of (1) $110 million and (2) 75% of the gross cash proceeds of all of our equity issuances consummated after December 31, 2011. As of December 31, 2012, our tangible net worth may not be less than $200 million. At any time after December 31, 2012 and before the exercise of any extension option, our tangible net worth may not be less than the sum of (1) $200 million and (2) 75% of the gross cash proceeds of all of our equity issuances consummated after December 31, 2012.

Although we expect to comply with these covenants for the duration of the term of the Amended Credit Facility, depending upon our future operating performance, capital raising success, property and financing transactions and general economic conditions, we cannot assure such compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: July 6, 2011	By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President

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